UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     June 8, 2012

Southern Connecticut Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	000-49784	06-1609692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)

(203) 782-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ee General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Satndard; Transfer of Listing.

On June 8, 2012, Southern Connecticut Bancorp, Inc. (the “Company”) received a letter (the “Letter”) from the NYSE MKT LLC (the “Exchange”) indicating that the Company was not in compliance with the continued listing standard set forth in Section 802(d) of the NYSE MKT Company Guide (the “Company Guide”), which section, among other things, requires that classes of directors on the Board of Directors be of approximately equal size and tenure.  As a result of the retirement of Elmer F. Laydon as a Class III director effective March 20, 2012, the structure of the Company’s Board of Directors (the “Board”) consisted of two directors in Class I, three directors in Class II and one director in Class III.

The Letter provides that such letter constitutes a warning issued to the Company pursuant to Section 1009(a)(i) of the Company Guide.

In response to the Letter, the Board, pursuant to the authority granted to the Board in Article IV of the Amended and Restated Certificate of Incorporation of the Company, elected Janette J. Parker as a Class III director effective June 12, 2012 to fill the vacancy created by Elmer F. Laydon’s retirement.  Ms. Parker has dutifully served as a director of the Company’s principal operating subsidiary, The Bank of Southern Connecticut (the “Bank”), since the Bank commenced operations in October 2001.  As a result of the election of Ms. Parker as a Class III director, the structure of the Board now consists of two directors in Class I, three directors in Class II and two directors in Class III.

On June 13, 2012, the Company received a letter from the Exchange indicating that the Company has resolved the continued listing deficiency referenced in the Letter.

The Company issued a press release on June 14, 2012 relating to the foregoing matters.  A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2012, the Board elected Janette J. Parker, who has been a director of the Bank since October 2001, as a Class III director to fill the vacancy on the Board created by Elmer F. Laydon’s retirement.  Ms. Parker will not serve on any committees of the Board.  With respect to the Board of Directors of the Bank (the “Bank Board”), Ms. Parker will continue to serve as a s member of the Asset Liability Committee, the Loan Committee and the Governance Committee of the Bank Board.

As a non-employee director of the Company and the Bank, Ms. Parker will receive $300 for each Board and Bank Board meeting attended and $300 for each Bank Board committee meeting attended.  Directors who sit on the Board and the Bank Board are compensated for only one meeting where a meeting of both boards or more than one committee is held jointly.

ITEM 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release of Southern Connecticut Bancorp, Inc. dated June 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CONNECTICUT BANCORP, INC.

Dated: June 14, 2012	By:	/s/ Stephen V. Ciancarelli
	Name:	Stephen V. Ciancarelli
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Southern Connecticut Bancorp, Inc. dated June 14, 2012